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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                          ____________________________

                                   FORM 8-K/A

                          ____________________________


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      March 7, 1995                                             1-8309
----------------------------                            -----------------------
(Date of earliest report)                               (Commission File Number)


                        PRICE COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)



      New York                                                  13-2991700
-----------------------------                              ------------------
(State or other jurisdiction                               (I.R.S. Employer
 of incorporation or organization)                        Identification Number)



           45 Rockefeller Plaza, Suite 3201, New York, New York 10020
           ----------------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)



                                  (212) 757-5600
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On March 7, 1995, the Registrant severed its relationship with KPMG Peat Marwick LLP ("KPMG") as Registrant's principal accountant responsible for the audit of Registrant's financial statements. The Board has been advised that KPMG would be given the opportunity to resign (as they did) or alternatively be fired. Management will seek ratification at the next Board meeting. Management of the Registrant believes that there are no substantive disagreements with KPMG, but does cite their lack of attentiveness on a number of specific occasions. Management of Registrant believes that it would be best to seek independent auditors who will devote more time and respond in a more expeditious fashion to the Registrant's concerns to insure compliance with applicable rules and regulations. Registrant reserves the right to amend this 8-K with additional information with regard to the lack of attentiveness, if so desired. KPMG's report on the Registrant's consolidated financial statements for the year ending December 31, 1994 does not contain an adverse opinion or a disclaimer of opinion or modification or qualification as to uncertain audit scope or accounting principles.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a)  Not applicable

      (b)  Not applicable

      (c) The following documents are furnished as Exhibits to this Current Report on Form 8-K pursuant to Item 601 of Regulation S-K:

           (16) Letter re Change in Certifying Accountants (to be filed by Amendment).
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by trhe undersigned hereunto duly authorized.

                                                PRICE COMMUNICATIONS CORPORATION


Date:    March 29, 1995                         /s/ Robert Price
                                                ________________________________
                                                Robert Price
                                                Chief Executive Officer,
                                                President and Director

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                                EXHIBIT INDEX


           (16) Letter re Change in Certifying Accountants (to be filed by Amendment)